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                                 STATE OF DELAWARE

                          OFFICE OF THE SECRETARY OF STATE
                          --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WESTERN STAFF SERVICES, INC.", CHANGING ITS NAME FROM "WESTERN STAFF SERVICES, INC." TO "WESTAFF, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF SEPTEMBER, A.D. 1998, AT 8:30 O'CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                       [SEAL]     /s/ Edward J. Freel
                                             -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

2433384 8100                                 AUTHENTICATION:  9318671
981369616                                              DATE:  09-24-98

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                             CERTIFICATE OF AMENDMENT
                                         OF
            THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                            WESTERN STAFF SERVICES, INC.


          Western Staff Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          1. That by a unanimous written consent of the Board of Directors of Western Staff Services, Inc. (the "Corporation"), dated as of July 16, 1998, resolutions were duly adopted setting forth a proposed amendment of the Third Amended And Restated Certificate Of Incorporation of the Corporation, declaring that amendment to be advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that, subject to the approval of the stockholders of the Corporation, Article FIRST of the Third Amended And Restated Certificate Of Incorporation of the Corporation be, and it hereby is, amended to read in full as follows:

          "FIRST. The name of the Corporation is Westaff, Inc. (the Corporation")."

          2. That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

          3. That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robin A. Herman, Senior Vice President and Secretary, and Bonnie A. McDonald, Vice President and Assistant Secretary, respectively, of the Corporation, on this 31st day of August, 1998.

                                   /s/ Robin A. Herman
                                   -------------------------------------
                                   Robin A. Herman,
                                   Senior Vice President and Secretary


                          Attest:  /s/ Bonnie A. McDonald
                                   ------------------------------------
                                   Bonnie A. McDonald
                                   Vice President and Assistant Secretary